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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Health Net, Inc. on Form S-8 of our reports dated February 12, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-K of Health Net, Inc. for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
September 5, 2002

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INDEPENDENT AUDITORS' CONSENT